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                                                                 EXHIBIT 99.11



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated December 5, 1997, relating to the financial statements and financial highlights of Dean Witter Capital Growth Securities, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus and to the references to us under the headings "Independent Accountants" and "Experts" in the Statement of Additional Information.


/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 19, 1997